BNY Mellon Second Quarter 2017 Financial Highlights July 20, 2017

2 Second Quarter 2017 – Financial Highlights Cautionary Statement A number of statements in the accompanying slides and the responses to your questions are “forward-looking statements.”  Words such as “estimate”, “forecast”, “project”, “anticipate”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements relate to, among other things, The Bank of New York Mellon Corporation’s (the “Corporation”) expectations regarding: capital plans, strategic priorities, financial goals, client experience, driving revenue growth, the business improvement process, estimated capital ratios and expectations regarding those ratios, preliminary business metrics; and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates, intentions, targets, opportunities and initiatives. These forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of the factors described under “Forward Looking Statements” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (the “1Q17 Form 10-Q”), and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”), including the Corporation’s Earnings Release for the quarter ended June 30, 2017, included as an exhibit to our Current Report on Form 8-K filed on July 20, 2017 (the “Earnings Release”). Such forward-looking statements speak only as of July 20, 2017, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. Non-GAAP Measures:  In this presentation we may discuss some non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP.  We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations.  We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.  Additional disclosures relating to non-GAAP measures are contained in the Corporation’s reports filed with the SEC, including the 2016 Annual Report, the 1Q17 Form 10-Q and the Earnings Release, available at www.bnymellon.com/investorrelations.

3 Second Quarter 2017 – Financial Highlights Summary Financial Results for Second Quarter 2017 - GAAP Growth vs. $ in millions, except per share data 2Q17 1Q17 2Q16 1Q17 2Q16 Revenue $ 3,956 $ 3,843 $ 3,776 3% 5% Expenses $ 2,655 $ 2,642 $ 2,620 —% 1% Operating leverage1 +245 bps +343 bps Income before income taxes $ 1,308 $ 1,206 $ 1,165 8% 12% Pre-tax operating margin 33% 31% 31% EPS $ 0.88 $ 0.83 $ 0.75 6% 17% Return on common equity2 10.4% 10.2% 9.3% +16 bps +110 bps 1 Operating leverage is the rate of increase in total revenue less the rate of increase in total noninterest expense. The year-over-year operating leverage was based on an increase in total revenue of 477 basis points, and an increase in total noninterest expense, of 134 basis points. The sequential operating leverage was based on an increase in total revenue of 294 basis points, and an increase in total noninterest expense, of 49 basis points. 2 Annualized. Note: Provision for credit losses was a credit of $7 million in 2Q17 versus a provision credit of $5 million in 1Q17 and a provision credit of $9 million in 2Q16. bps - basis points

4 Second Quarter 2017 – Financial Highlights Summary Financial Results for Second Quarter 2017 (Non-GAAP)1 Growth vs. $ in millions, except per share data 2Q17 1Q17 2Q16 1Q17 2Q16 Revenue $ 3,953 $ 3,825 $ 3,772 3% 5% Expenses $ 2,590 $ 2,582 $ 2,554 —% 1% Adjusted operating leverage2 +304 bps +339 bps Income before income taxes $ 1,370 $ 1,248 $ 1,227 10% 12% Adjusted pre-tax operating margin 35% 33% 33% Return on tangible common equity3 21.9% 22.2% 20.4% (28) bps +152 bps Adjusted return on tangible common equity3 22.1% 22.4% 20.5% (24) bps +160 bps 1 Represents Non-GAAP measures. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. 2 Operating leverage is the rate of increase in total revenue less the rate of increase in total noninterest expense. The year-over-year operating leverage (Non-GAAP) was based on an increase in total revenue, as adjusted (Non-GAAP), of 480 basis points, and an increase in total noninterest expense, as adjusted (Non-GAAP), of 141 basis points. The sequential operating leverage (Non-GAAP) was based on an increase in total revenue, as adjusted (Non-GAAP), of 335 basis points, and an increase of total noninterest expense, as adjusted (Non-GAAP), of 31 basis points. 3Annualized. bps - basis points

5 Second Quarter 2017 – Financial Highlights Second Quarter Financial Highlights (comparisons are 2Q17 versus 2Q16) Fee Revenue • Investment services fees increased +4% • Investment management and performance fees increased +6% Net Interest Revenue • Primarily driven by higher interest rates • NIM +17 bps to 114 bps Positive Operating Leverage • Pretax operating margin increased to +33% • Adjusted Pretax operating margin increased to +35%1 Adjusted Return on Tangible Common Equity (“ROTCE”) • Adjusted ROTCE improved to +22.1%1 1 Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. 2 Includes the repurchase of $500 million of common stock contingent on the prior issuance of $500 million of noncumulative perpetual preferred stock. +5% +8% +343 bps +160 bps1 Earnings Per Share 2Q16 2Q17 $ 0.75 $0.88+17% Executing on capital plan and returning value to common shareholders • Returned nearly $700 million to shareholders through share repurchases and dividends • Return on common equity of 10%; adjusted return on tangible common equity of 22%1 • SLR - transitional of 6.2%; SLR - fully phased-in of 6.0%1 Noninterest Expense • Primarily driven by regulatory, legal and software expense +1% Strong Capital Position and Return to Shareholders Ÿ In 2Q17, we returned over $700 million to shareholders through share repurchases and dividends Ÿ The Federal Reserve did not object to our 2017 capital plan within the annual Comprehensive Capital Analysis and Review (“CCAR”) Ÿ Board approved quarterly common stock dividend increase of 26% to $0.24 per share and the repurchase of up to $3.1 billion of common stock over the next four quarters2

6 Second Quarter 2017 – Financial Highlights Second Quarter 2017 Key Performance Drivers (comparisons are 2Q17 versus 2Q16) • Earnings per common share of $0.88, +17%, driven by strength in investment services fees, net interest revenue, investment management and performance fees and continued execution of our business improvement process • Investment management and performance fees +6% due to higher market values, money market fees, and performance fees offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound). On a constant currency basis, investment management and performance fees increased +9% (Non-GAAP)1 • Record Assets under Management of $1.8 trillion, +6% • Investment services fees +4% reflecting growth in clearing services fees, net new business, including collateral management solutions, and higher equity market values, offset by the unfavorable impact of a stronger U.S. dollar • Record Assets under Custody and/or Administration of $31.1 trillion, +5% • Net interest revenue (“NIR”) and net interest margin (“NIM”) growth primarily reflect higher interest rates • NIR (FTE) up +7%; NIM (FTE) up +18 bps to 116 bps1 • Trading and market-driven revenue • Foreign Exchange (9)% primarily reflects lower volatility, offset by higher volumes • Securities Lending (8)% due to decreased equity spreads • Investment and Other income increased $48 million primarily driven by lease-related gains • Noninterest expense +1%, reflecting higher professional, legal, and other purchased services (related to regulatory and compliance costs, including the 2017 resolution plan), software and litigation expenses, offset by the favorable impact of a stronger U.S. dollar and lower net occupancy expense • Business improvement process driving efficiencies • Enhancing the client experience through continued investments in growth initiatives including the roll out of our NEXEN digital platform • Improving efficiencies through initiatives by refining our location strategy and optimizing our physical footprint • Effective tax rate of 25.4% 1 Represents a Non-GAAP measure. See page 10 for NIR (FTE) and NIM (FTE) reconciliation and Appendix for all other reconciliations. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. FTE - fully taxable equivalent

Fee and Other Revenue (Consolidated)

($ in millions)	2Q17	Growth vs. 1Q17	Growth vs. 2Q16
Investment services fees:			
Asset servicing[1]	$ 1,085	2%	1%
Clearing services	394	5	13
Issuer services	241	(4)	3
Treasury services	140	1	1
Total investment services fees	1,860	2	4
Investment management and performance fees	879	4	6
Foreign exchange and other trading revenue	165	1	(9)
Financing-related fees	53	(4)	(7)
Distribution and servicing	41	—	(5)
Investment and other income	122	N/M	N/M
Total fee revenue	3,120	4	5
Net securities gains	—	N/M	N/M
Total fee and other revenue	$ 3,120	3%	4%

Year-over-Year Drivers

Asset Servicing
- Primarily reflecting net new business, including growth of collateral management solutions and higher equity market values, partially offset by the unfavorable impact of a stronger U.S. dollar and the impact of downsizing the retail UK transfer agency business

Clearing Services
- Primarily higher money market fees and growth in long-term mutual fund assets

Issuer Services
- Primarily higher Depositary Receipts revenue

Treasury Services
- Primarily reflecting higher payment volumes, partially offset by higher compensating balance credits to clients, which reduces fee revenue and increases net interest revenue

Investment Management and Performance Fees
- Primarily reflecting higher market values, money market fees, and performance fees, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound). On a constant currency basis, investment management and performance fees increased 9% (Non-GAAP)[2]

Foreign Exchange & Other Trading Revenue
- Principally lower volatility partially offset by higher volumes

Financing-related fees
- Primarily lower underwriting fees

Investment and other income
- Primarily lease-related gains and higher income from corporate/bank-owned life insurance, partially offset by the negative impact of foreign exchange translation and lower other income driven by our investments in renewable energy

[1] Asset servicing fees include securities lending revenue of $48 million in 2Q17, $49 million in 1Q17, and $52 million in 2Q16.
[2] Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation's reports filed with the SEC, available at www.bnymellon.com/investorrelations.
Note: Please reference earnings release for sequential variance explanations where applicable. N/M - not meaningful

7 Second Quarter 2017 – Financial Highlights BNY MELLON

8 Second Quarter 2017 – Financial Highlights Investment Management Metrics Change in Assets Under Management (AUM)1,2 Growth vs. ($ in billions) 2Q17 LTM 2Q17 1Q17 2Q16 Beginning balance of AUM $1,727 $1,664 Net inflows (outflows): Long-term strategies: Equity (2) (17) Fixed income 2 2 Liability-driven investments3 15 26 Multi-asset and alternative investments 1 13 Total long-term active strategies inflows (outflows) 16 24 Index (13) (17) Total long-term strategies inflows (outflows) 3 7 Short-term strategies: Cash 11 20 Total net inflows (outflows) 14 27 Net market impact/other 1 111 Net currency impact 29 (31) Acquisition — — Ending balance of AUM $1,771 $1,771 3% 6% Average balances: Growth vs. $ in millions 2Q17 1Q17 2Q16 Average loans $ 16,560 3% 12 % Average deposits $ 14,866 (6)% (4)% 1 Changes and ending balance are preliminary. 2 Excludes securities lending cash management assets and assets managed in the Investment Services business. 3 Includes currency overlay assets under management.

Investment Services Metrics

		2Q17	Growth vs. 1Q17	Growth vs. 2Q16
Assets under custody and/or administration at period end *(trillions)*[1,2]	$	31.1	2 %	5 %
Estimated new business wins (AUC/A) *(billions)*[1]	$	152		
Market value of securities on loan at period end *(billions)*[3]	$	336	7 %	21 %
Average loans *(millions)*	$	40,931	(4)%	(7)%
Average deposits *(millions)*	$	200,417	1 %	(10)%
Broker-Dealer				
Average tri-party repo balances *(billions)*	$	2,498	5 %	19 %
Clearing Services				
Average active clearing accounts (U.S. platform) *(thousands)*		6,159	2 %	4 %
Average long-term mutual fund assets (U.S. platform) *(millions)*	$	480,532	4 %	11 %
Depositary Receipts				
Number of sponsored programs		1,025	(2)%	(8)%

[1] Preliminary.
[2] Includes the AUC/A of CIBC Mellon Global Securities Services Company ("CIBC Mellon"), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at June 30, 2017, $1.2 trillion at March 31, 2017, and $1.1 trillion at June 30, 2016.
[3] Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $66 billion at June 30, 2017, $65 billion at March 31, 2017 and $56 billion at June 30, 2016.

9 Second Quarter 2017 – Financial Highlights BNY MELLON

Net Interest Revenue

($ in millions)	2Q17	Growth vs. 1Q17	Growth vs. 2Q16
Net interest revenue - GAAP	$ 826	4%	8 %
Tax equivalent adjustment	12	N/M	N/M
Net interest revenue (FTE) - Non-GAAP[1]	$ 838	4%	7 %
Net interest margin - GAAP	1.14%	1 bps	17 bps
Net interest margin (FTE) - Non-GAAP[1]	1.16%	2 bps	18 bps
Selected Average Balances:			
Cash/interbank investments	$ 111,021	5%	(20)%
Trading account securities	2,455	9	14
Securities	117,227	2	(1)
Loans	58,793	(3)	(2)
Interest-earning assets	289,496	2	(9)
Interest-bearing deposits	142,336	2	(14)
Noninterest-bearing deposits	73,886	—	(12)
Long-term debt	27,398	6	20

Year-over-Year Drivers

Net Interest Revenue

- Primarily reflects higher interest rates and lower premium amortization, partially offset by lower interest-earning assets and higher average long-term debt

[1] Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Note: Please reference earnings release for sequential variance explanations.

FTE – fully taxable equivalent; N/M – not meaningful; bps – basis points

10 Second Quarter 2017 – Financial Highlights

BNY MELLON

Noninterest Expense

($ in millions)	2Q17	Growth vs. 1Q17	Growth vs. 2Q16
Staff	$ 1,417	(4)%	—%
Professional, legal and other purchased services	319	2	10
Software and equipment	232	4	4
Net occupancy	139	2	(9)
Distribution and servicing	104	4	2
Sub-custodian	65	2	(7)
Bank assessment charges	59	4	13
Business development	63	24	(3)
Other	192	15	2
Amortization of intangible assets	53	2	(10)
M&I, litigation and restructuring charges	12	N/M	N/M
Total noninterest expense – GAAP	$ 2,655	— %	1%
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP[1]	$ 2,590	— %	1%
Full-time employees	52,800	200	600

Year-over-Year Drivers

- Higher professional, legal and other purchased services, software and litigation expenses, partially offset by the impact of a stronger U.S. dollar and lower net occupancy expense. The increase primarily reflects elevated regulatory and compliance cost, including the 2017 resolution plan
- Net occupancy expense decreased, benefiting from the savings generated by the business improvement process

[1]Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation's reports filed with the SEC, available at www.bnymellon.com/investorrelations.

Note: Please reference earnings release for sequential variance explanations.

N/M - not meaningful

11 Second Quarter 2017 – Financial Highlights BNY MELLON

12 Second Quarter 2017 – Financial Highlights Capital Ratios Highlights06/30/17 03/31/17 12/31/16 Consolidated regulatory capital ratios:1 Ÿ Repurchased 11 million common shares for $506 million and paid $199 million in dividends to common shareholders in 2Q17 Ÿ Supplementary Leverage Ratio (“SLR”) increased to 6.0% - compliant on a fully phased-in basis and increased to 6.2% on a transitional basis Ÿ Compliant with U.S. Liquidity Coverage Ratio (“LCR”)5 Standardized Approach Common equity Tier 1 (“CET1”) ratio 11.8% 12.0% 12.3% Tier 1 capital ratio 14.1 14.4 14.5 Total (Tier 1 plus Tier 2) capital ratio 14.6 14.9 15.2 Advanced Approach CET1 ratio 10.8 10.4 10.6 Tier 1 capital ratio 12.8 12.5 12.6 Total (Tier 1 plus Tier 2) capital ratio 13.2 12.8 13.0 Leverage capital ratio2 6.7 6.6 6.6 Supplementary leverage ratio ("SLR") 6.2 6.1 6.0 BNY Mellon shareholder’s equity to total asset ratio 11.3 11.6 11.6 BNY Mellon common shareholders’ equity to total assets ratio 10.3 10.5 10.6 Selected regulatory capital ratios - fully phased-in - Non- GAAP:1,3,4 CET1 ratio: Standardized approach 11.4% 11.5% 11.3% Advanced approach 10.4 10.0 9.7 SLR 6.0 5.9 5.6 Note: See corresponding footnotes on following slide.

13 Second Quarter 2017 – Financial Highlights Capital Ratio Footnotes 1 June 30, 2017 regulatory capital ratios are preliminary. See the “Capital Ratios” section in the earnings release for additional detail. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches. 2 The leverage capital ratio is based on Tier 1 capital, as phased-in and quarterly average total assets. 3 Please reference slide 22 & 23. See the “Capital Ratios” section in the earnings release for additional detail. 4 Estimated. 5 The U.S. LCR rules became fully phased-in on Jan. 1, 2017 and require BNY Mellon to meet an LCR of 100%. On a consolidated basis, our average LCR was 116% for 2Q17. High-quality liquid assets (“HQLA”) before haircuts and trapped liquidity totaled $174 billion at June 30, 2017 and averaged $166 billion for 2Q17.

Appendix

15 Second Quarter 2017 – Financial Highlights 2017 Key Messages • Executing on our strategic priorities; delivering on our three-year financial goals set at our 2014 Investor Day • Focused on enhancing the client experience and driving profitable revenue growth • Streamlining systems and centralizing investment infrastructure through NEXEN digital platform • Broadening existing client relationships and selectively adding new business • Business Improvement Process designed to leverage scale, increase efficiency and effectiveness, and improve service quality and client experience while reducing risk • The Business Improvement Process is funding: • Global regulatory requirements • Enhancements to our technology and servicing platforms • Revenue growth initiatives • Improvements to our operating margin and shareholder return • Continue to return significant value to shareholders through share repurchases and dividends

16 Second Quarter 2017 – Financial Highlights Strategic Priorities Strategic Priorities to Drive Growth Driving Profitable Revenue Growth and Enhancing the Client Experience • Leveraging our scale and expertise to create increased value for clients and shareholders through all environments • In IM, strong revenue growth vs. 2Q16: • Improved performance across the enterprise, strength of our diversified business in a rising global market, and focus on high-value active solutions to meet growing client demand • Record Assets under management of $1.8T, supported by higher market values and strong asset inflows1 • Cash business, in contrast to industry trend of outflows in 2Q17, contributed significantly to $11B of cash inflows1 • Continued solid investment performance against the backdrop of a relatively strong quarter for global markets • 72% and 84% of our long-term active strategies above their 3 and 5-year benchmarks • Strong wealth management performance, reflecting record revenue, pretax income, client assets and loan volume • In IS, solid revenue growth vs. 2Q16 while enhancing the client experience: • Revenue reflecting growth in collateral management solutions, higher money market fees and higher equity market values, partially offset by the unfavorable impact of a stronger U.S. dollar •Record AUC/A of $31.1T and estimated new business wins of $152B1 •Continued strong clearing services performance • Money market fee waiver recovery and growth in mutual fund balances • Benefiting from investments in cutting-edge collateral management and U.S. government securities clearing capabilities and in technology to increase capacity and enhance services Executing on our Business Improvement Process • Funding regulatory change, process maturity, strategic technology and growth investments • Improving margins in our businesses • Reducing structural costs Being a Strong, Safe, Trusted Counterparty • Results of the 2017 CCAR stress tests demonstrate the resiliency of our capital position • Strengthened our key regulatory capital ratios • Estimated SLR of 6.0% (fully phased-in) • Strong capital and liquidity positions • Simplified our legal entity structure in Europe and across the globe, eliminating a number of entities • Established a separate legal entity for the operations aspects of our U.S. government securities clearing and tri-party repo business Generating Excess Capital and Deploying Capital Effectively • Executing on capital plan and returning value to shareholders • Over $700MM returned to shareholders in 2Q17; repurchased 11MM shares for $506MM and paid $199MM in dividends to common shareholders • Board approved the repurchase of up to $3.1B of common stock, including the repurchase of $500MM of common stock contingent on a preferred stock issuance, over the next four quarters Attracting, Developing, and Retaining Top Talent • Executive appointments in 2Q17 demonstrated our ongoing focus on tapping into great talent and fresh perspectives in the marketplace while providing growth opportunities for top contributors from within our ranks • Charles Scharf (CEO); Bridget Engle (CIO); Michelle Neal (promoted to EC); Frank La Salla (CEO of Corporate Trust); Chandresh Iyer (CEO of AIS & Structured Products); and Rohan Singh (APAC Head of Asset Servicing) 1 Preliminary.

17 Second Quarter 2017 – Financial Highlights Business Improvement Process COMPLETED • Expanded Wealth Management sales force, driving new revenue opportunities backed by a strong pipeline • Delivered revised pricing transactions initiated through manual processes to better align costs with client pricing • Created dedicated technology solutions unit to drive technology-related revenue growth • Extended private banking solutions to Pershing clients • Delivered integrated bank and brokerage custody platform for joint Wealth Management and Pershing clients • Created direct lending capability through investment management ONGOING • Strategic Platform Investments (Real Estate / Private Equity Administration, Asset and Hedge Fund Manager Middle-Office, Global Wealth Platforms) • Enhancing collateral management systems and foreign exchange (FX) platforms • Strengthening distribution of investment management strategies • Growing Dreyfus cash management solutions with Investment Services clients • Expanding integrated bank/brokerage custody with trust platform • Analyzing and measuring our service delivery costs to better align our costs with client pricing • Offering new solutions to help clients meet regulatory changes • Developing pricing standards for value-added solutions available through NEXEN (e.g. Collateral Portfolio Optimization, robo advisory, other APIs) • Evaluating new solutions to help clients better manage their assets and portfolios through Enterprise Teamwork COMPLETED • Exited our German derivatives clearing and transition management businesses • Optimized Derivatives Sales & Trading business • Realigned our UK transfer agency operating model to improve profitability, downsizing the retail UK transfer agency business • Developed tools to reduce costs and improve the delivery of market data • Sold EMEA Central Securities Depository and Pershing money manager outsourcing business • Exited selected areas of our mortgage-backed securities business • Implemented Bring Your Own Devices (BYOD) policy • Consolidated real estate footprint in NY, London and Pittsburgh • Implemented over 250 bots through Robotic Process Automation ONGOING • Simplifying and automating our end-to-end global processing • Expanding robotics, re-engineering and workflow to drive efficiency and productivity • Optimizing and streamlining our technology infrastructure with a focus on making it highly resilient while lowering the annual operating costs • Continuing to reduce market data costs • Reducing our real estate footprint; balancing our workforce globally • Implementing Workforce Excellence standards across the real estate footprint • Continuing vendor management and negotiation process • Ongoing reviews of product, service, and solution portfolio • Executing NEXEN platform to improve client experience and growth while retiring legacy platforms • Implementing the global location migration strategy by relocating positions into our global delivery centers Business Excellence Continuous Process Improvement Corporate Services Client Technology Solutions Excellence Business Partner Activity Process Revenue Initiatives Expense Initiatives API - application programming interface

18 Second Quarter 2017 – Financial Highlights Investment Management . Growth vs. ($ in millions) 2Q17 1Q17 2Q16 Investment management and performance fees $ 862 4% 6% Distribution and servicing 53 2 8 Other1 (16) N/M N/M Net interest revenue 87 1 6 Total Revenue 986 2 5 Provision for credit losses — N/M N/M Noninterest expense (ex. amortization of intangible assets) 683 2 — Amortization of intangible assets 15 — (21) Total noninterest expense 698 2 (1) Income before taxes $ 288 4% 23% Income before taxes (ex. amortization of intangible assets) - Non-GAAP3 $ 303 4% 20% Pre-tax operating margin 29% +48 bps +438 bps Adjusted pre-tax operating margin - Non-GAAP2,3 34% +11 bps +397 bps 1 Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income. 2 Excludes amortization of intangible assets, provision for credit losses and distribution and servicing expense. 3 Represents a Non-GAAP measure. See Slide 24 for reconciliation. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. N/M - not meaningful; bps – basis points

19 Second Quarter 2017 – Financial Highlights Investment Services Growth vs. ($ in millions) 2Q17 1Q17 2Q16 Investment services fees: Asset servicing $ 1,061 2% 2% Clearing services 393 5 12 Issuer services 241 (4) 3 Treasury services 139 — 1 Total investment services fees 1,834 2 4 Foreign exchange and other trading revenue 145 (5) (10) Other1 136 5 5 Net interest revenue 761 8 10 Total revenue 2,876 3 5 Provision for credit losses (3) N/M N/M Noninterest expense (ex. amortization of intangible assets) 1,889 4 4 Amortization of intangible assets 38 3 (5) Total noninterest expense 1,927 4 4 Income before taxes $ 952 1% 7% Income before taxes (ex. amortization of intangible assets) - Non-GAAP $ 990 1% 6% Pre-tax operating margin 33% (69) bps +55 bps Adjusted pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets) - Non-GAAP 34% (79) bps +60 bps 1 Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income. N/M - not meaningful; bps – basis points

Expense, Pre-Tax Operating Margin & Operating Leverage - Non-GAAP Reconciliations

($ in millions)	2Q17	1Q17	2Q16	Growth vs. 1Q17	Growth vs. 2Q16
Total revenue – GAAP	$ 3,956	$ 3,843	$ 3,776	2.94%	4.77%
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	18	4		
Total revenue, as adjusted – Non-GAAP[1]	$ 3,953	$ 3,825	$ 3,772	3.35%	4.80%
Total noninterest expense – GAAP	$ 2,655	$ 2,642	$ 2,620	0.49%	1.34%
Less: Amortization of intangible assets	53	52	59		
M&I, litigation and restructuring charges	12	8	7		
Total noninterest, as adjusted – Non-GAAP[1]	$ 2,590	$ 2,582	$ 2,554	0.31%	1.41%
Less: Provision for credit losses	(7)	(5)	(9)		
Income before income taxes, as adjusted – Non-GAAP[1]	$ 1,370	$ 1,248	$ 1,227		
Adjusted pre-tax operating margin – Non-GAAP[1,2,3]	35%	33%	33%		

	1Q17	2Q16
Operating Leverage	+245 bps	+343 bps
Adjusted Operating Leverage (Non-GAAP)	+304 bps	+339 bps

[1] Non-GAAP information for all periods presented excludes net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges.
[2] Income before taxes divided by total revenue.
[3] Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $106 million for 2Q17, $101 million for 1Q17, $74 million for 2Q16 and would increase our pre-tax operating margin by approximately 1.8% for 2Q17 and 1Q17, and 1.3% for 2Q16.

20 Second Quarter 2017 – Financial Highlights BNY MELLON

Return on Common Equity and Tangible Common Equity Reconciliation

($ in millions)	2Q17	1Q17	2Q16
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$ 926	$ 880	$ 825
Add: Amortization of intangible assets	53	52	59
Less: Tax impact of amortization of intangible assets	19	18	21
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	960	914	863
Add: M&I, litigation and restructuring charges	12	8	7
Less: Tax impact of M&I, litigation and restructuring charges	3	2	2
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP[1]	$ 969	$ 920	$ 868
Average common shareholders' equity	$ 35,862	$ 34,965	$ 35,827
Less: Average goodwill	17,408	17,338	17,622
Average intangible assets	3,532	3,578	3,789
Add: Deferred tax liability – tax deductible goodwill[2]	1,542	1,518	1,452
Deferred tax liability – intangible assets[2]	1,095	1,100	1,129
Average tangible common shareholders' equity - Non-GAAP	$ 17,559	$ 16,667	$ 16,997
Return on common equity - GAAP[3]	10.4%	10.2%	9.3%
Adjusted return on common equity - Non-GAAP[1,3]	10.8%	10.7%	9.7%
Return on tangible common equity – Non-GAAP[3]	21.9%	22.2%	20.4%
Adjusted return on tangible common equity – Non-GAAP[1,3]	22.1%	22.4%	20.5%

[1] Non-GAAP information for all periods presented excludes amortization of intangible assets and M&I, litigation and restructuring charges.
[2] Deferred tax liabilities are based on fully phased-in Basel III capital rules.
[3] Quarterly returns are annualized.

21 *Second Quarter 2017 – Financial Highlights* BNY MELLON

Basel III Capital Components & Ratios

($ in millions)	06/30/17[1]		03/31/17		12/31/16	
	Transitional basis[2]	Fully Phased-in Non-GAAP[3]	Transitional basis[2]	Fully Phased-in Non-GAAP[3]	Transitional basis[2]	Fully Phased-in Non-GAAP[3]
CET1:						
Common shareholders' equity	$ 36,652	$ 36,432	$ 35,837	$ 35,596	$ 35,794	$ 35,269
Goodwill and intangible assets	(17,843)	(18,326)	(17,796)	(18,286)	(17,314)	(18,312)
Net pension fund assets	(72)	(90)	(72)	(90)	(55)	(90)
Equity method investments	(325)	(339)	(326)	(341)	(313)	(344)
Deferred tax assets	(29)	(37)	(27)	(34)	(19)	(32)
Other	(12)	(11)	(10)	(10)	—	(1)
Total CET1	18,371	17,629	17,606	16,835	18,093	16,490
Other Tier 1 capital:						
Preferred stock	3,542	3,542	3,542	3,542	3,542	3,542
Deferred tax assets	(8)	—	(7)	—	(13)	—
Net pension fund assets	(18)	—	(18)	—	(36)	—
Other	(18)	(19)	(14)	(14)	(121)	(121)
Total Tier 1 capital	21,869	21,152	21,109	20,363	21,465	19,911
Tier 2 capital:						
Trust preferred securities	—	—	—	—	148	—
Subordinated debt	550	550	550	550	550	550
Allowance for credit losses	270	270	276	276	281	281
Other	(2)	(2)	(2)	(2)	(12)	(11)
Total Tier 2 capital - Standardized Approach	818	818	824	824	967	820
Excess of expected credit losses	55	55	51	51	50	50
Less: Allowance for credit losses	270	270	276	276	281	281
Total Tier 2 capital - Advanced Approach	$ 603	$ 603	$ 599	$ 599	$ 736	$ 589
Total capital:						
Standardized Approach	$ 22,687	$ 21,970	$ 21,933	$ 21,187	$ 22,432	$ 20,731
Advanced Approach	$ 22,472	$ 21,755	$ 21,708	$ 20,962	$ 22,201	$ 20,500
Risk-weighted assets:						
Standardized Approach	$ 155,313	$ 154,779	$ 146,747	$ 146,122	$ 147,671	$ 146,475
Advanced Approach	$ 170,445	$ 169,879	$ 169,195	$ 168,534	$ 170,495	$ 169,227
Standardized Approach:						
CET1 ratio	11.8%	11.4%	12.0%	11.5%	12.3%	11.3%
Tier 1 capital ratio	14.1	13.7	14.4	13.9	14.5	13.6
Total (Tier 1 plus Tier 2) capital ratio	14.6	14.2	14.9	14.5	15.2	14.2
Advanced Approach:						
CET1 ratio	10.8%	10.4%	10.4%	10.0%	10.6%	9.7%
Tier 1 capital ratio	12.8	12.5	12.5	12.1	12.6	11.8
Total (Tier 1 plus Tier 2) capital ratio	13.2	12.8	12.8	12.4	13.0	12.1

[1] Preliminary.
[2] Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules.
[3] Estimated.

22 Second Quarter 2017 – Financial Highlights BNY MELLON

Supplementary Leverage Ratio

($ in millions)	06/30/17[1] Transitional basis	06/30/17[1] Fully phased-in (Non-GAAP)[2]	03/31/17 Transitional basis	03/31/17 Fully phased-in (Non-GAAP)[2]	12/31/16 Transitional basis	12/31/16 Fully phased-in (Non-GAAP)[2]
Consolidated:						
Tier 1 capital	$ 21,869	$ 21,152	$ 21,109	$ 20,363	$ 21,465	$ 19,911
Total leverage exposure:						
Quarterly average total assets	$ 342,515	$ 342,515	$ 336,200	$ 336,200	$ 344,142	$ 344,142
Less: Amounts deducted from Tier 1 capital	18,070	18,809	18,016	18,763	17,333	18,887
Total on-balance sheet assets	324,445	323,706	318,184	317,437	326,809	325,255
Off-balance sheet exposures:						
Potential future exposure for derivative contracts (plus certain other items)	6,013	6,013	5,898	5,898	6,021	6,021
Repo-style transaction exposures	598	598	536	536	533	533
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	22,092	22,092	22,901	22,901	23,274	23,274
Total off-balance sheet exposures	28,703	28,703	29,335	29,335	29,828	29,828
Total leverage exposure	$ 353,148	$ 352,409	$ 347,519	$ 346,772	$ 356,637	$ 355,083
SLR - Consolidated[3]	6.2%	6.0%	6.1%	5.9%	6.0%	5.6%
The Bank of New York Mellon, our largest bank subsidiary						
Tier 1 capital	$ 19,897	$ 19,125	$ 19,320	$ 18,523	$ 19,011	$ 17,708
Total leverage exposure	$ 286,972	$ 286,604	$ 281,114	$ 280,741	$ 291,022	$ 290,230
SLR - The Bank of New York Mellon[3]	6.9%	6.7%	6.9%	6.6%	6.5%	6.1%

[1] Preliminary.
[2] Estimated.
[3] The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered "well capitalized."

23 Second Quarter 2017 – Financial Highlights BNY MELLON

24 Second Quarter 2017 – Financial Highlights Investment Management Pre-Tax Operating Margin - Non-GAAP Reconciliation Pre-tax operating margin 2Q17 1Q17 2Q16 ($ in millions) Income before income taxes – GAAP $ 288 $ 277 $ 234 Add: Amortization of intangible assets 15 15 19 Provision for credit losses — 3 1 Adjusted income before income taxes excluding amortization of intangible assets and provision for credit losses – Non-GAAP $ 303 $ 295 $ 254 Total revenue – GAAP $ 986 $ 963 $ 938 Less: Distribution and servicing expense 104 101 102 Adjusted total revenue net of distribution and servicing expense - Non-GAAP $ 882 $ 862 $ 836 Pre-tax operating margin - GAAP1 29% 29% 25% Adjusted pre-tax operating margin, excluding amortization of intangible assets, provision for credit losses and distribution and servicing expense – Non-GAAP1 34% 34% 30% 1 Income before taxes divided by total revenue. Investment Management and Performance Fees - Non-GAAP Reconciliation Growth vs. ($ in millions) 2Q17 2Q16 2Q16 Investment management and performance fees - GAAP $ 879 $ 830 6% Impact of changes in foreign currency exchange rates — (26) Investment management and performance fees, as adjusted - Non-GAAP $ 879 $ 804 9%